EXHIBIT (h)(8)(i)	400 Howard Street, San Francisco, CA 94105 P.O. Box 7101, San Francisco, CA 94120-7101

Telephone 415 597 2000 Facsimile 415 618 -5841

PERFORMANCE THROUGH INNOVATION
BARCLAYS GLOBAL INVESTORS
Amendment to Third Party Feeder Fund Agreement
     This Amendment to the Third Party Feeder Fund Agreement, dated April 19, 2007, between Master Investment Portfolio, BB&T Funds, and BB&T AM Distributors, Inc. (the “Agreement”) is made as of July 1, 2008.
     WHEREAS, the parties agree to update Section 6.8 to the Agreement to reflect a change in address for notices,
     NOW THEREFORE, the parties hereby amend the Agreement as follows:
1.	Section 6.8 of the Agreement shall be deleted in its entirety and replaced with the following Section 6.8.

6.8. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:
If to Trust:
BB&T Funds
434 Fayetteville Street, 5th Floor
Raleigh, N.C. 27601
Attention: Jim Gillespie
If to Distributor:
BB&T AM Distributors, Inc.
760 Moore Road
King of Prussia, PA 19406
Attention: Bruno DiStefano
With a copy to:
Jodi Jamison
Chief Legal Officer
BB&T AM Distributors, Inc.

301 Bellevue Parkway
Wilmington, DE 19809
If to Master Investment Portfolio:
Barclays Global Investors, N.A.
400 Howard Street
San Francisco, California 94105
Attn: Mutual Fund Administration
2.	This Amendment supplements the Agreement and all of the terms and conditions of the Agreement continue to remain in full force and effect, provided that to the extent there is a conflict between this Amendment and the Agreement, the terms of this Amendment shall control. Except as otherwise specified herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date first set forth above.

MASTER INVESTMENT PORTFOLIO

	By:	/s/ Jack Gee
	Name:	Jack Gee
	Title:	Assistant Treasurer
Accepted:
BB&T FUNDS
on behalf of itself and the BB&T Equity Index Fund

By:	/s/ Todd M. Miller
Name:	Todd M. Miller
Title:	Vice President

BB&T AM DISTRIBUTORS, INC.

By:	/s/ Bruno DiStefano
Name:	Bruno DiStefano
Title:	Vice President
Dated April 19, 2007
As amended July 1, 2008

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